UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2006

Key Gold Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50660	98-0372619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1942 Broadway, Suite 504, Boulder, Colorado 80302
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 323-1927

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

We previously issued a press release on December 6, 2006 announcing our intent to effect a 1-for-2 reverse stock split and merge our wholly-owned subsidiary, Strategic Resources Ltd., into Key Gold Corporation (the “Company”), with the Company surviving the merger and being renamed “Strategic Resources Ltd.” Since such time, the Company has abandoned its plans to effect the reverse stock split. The Company still intends, however, to effectuate the merger and name change as described on December 6, 2006.

On December 19, 2006, we issued a press release announcing our abandonment of the contemplated 1-for-2 reverse stock split and confirming our intent to effectuate the merger and name change effective at or about the end of this year. This press release is furnished as Exhibit 99.5 attached hereto.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

99.5	Press Release dated December 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEY GOLD CORPORATION

By:	/s/ John Anderson
John Anderson
President, Chief Executive Officer, Secretary, Treasurer, and Director

Date: December 19, 2006